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Exhibit 10.1(f)

SECOND AMENDMENT TO THE SECOND AMENDED & RESTATED
1995 STOCK OPTION PLAN OF METROPCS, INC.,
AS AMENDED

        THIS SECOND AMENDMENT (the "Second Amendment") is effective September 21, 2005 and is made by MetroPCS Communications, Inc., a Delaware corporation (the "Corporation").

W I T N E S S E T H:

        WHEREAS, the Corporation maintains the Second Amended & Restated 1995 Stock Option Plan of MetroPCS, Inc., As Amended (the "Plan");

        WHEREAS, Article Three, Section III of the Plan provides that the board of directors of the Corporation (the "Board"), as successor to the board of directors of MetroPCS, Inc., may amend the Plan at any time;

        WHEREAS, to enable non-employee directors of the Corporation (or any parent or subsidiary of the Corporation) to transfer compensation earned for services provided to the Corporation (or any parent or subsidiary) to a third party, provided, that, the Board consents to such transfer and such transfer (and the subsequent issuance of stock pursuant to the exercise of the option) may be made in reliance on an exemption from any registration requirements under applicable law, the Board desires to amend the Plan to provide for the transfer or grant of options to such private equity firms and to make certain other minor changes.

        NOW THEREFORE, the Plan is amended as set forth below:

        1.     Article One, Section III.A.2. of the Plan is hereby amended and restated in its entirety to read as follows:

          2.     (a) non-employee members of the Board, (b) non-employee members of the board of directors of any Parent or Subsidiary, or (c) a third party designated by a non-employee member of the Board or a non-employee member of the board of directors of any Parent or Subsidiary, but in the case of a grant to an individual or entity described in Section III.A.2.(c) only with the consent of the Board and only with respect to options that would otherwise be granted to such non-employee member of the Board or of the board of directors of any Parent or Subsidiary and provided that the grant of such option and subsequent issuance of Common Stock may be made in reliance on an exemption from the registration requirements of the Securities Act of 1933 (or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect) as determined by the Plan Administrator in its sole discretion, and

        2.     Article One, Section IV.A. of the Plan is hereby amended and restated in its entirety to read as follows:

          A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock of the Corporation which may be issued over the term of the Plan shall not exceed 12,321,500 shares.

        3.     Article Two, Section I.C.2. is hereby amended in its entirety to read as follows:

          2.     The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time thereafter, to:

            (i)    extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the date that is fifteen (15) years after the option grant date, and/or

            (ii)   permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of the class of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service, but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

        4.     Article Two, Section I.G. of the Plan is hereby amended and restated in its entirety to read as follows:

          G.    Transferability of Option.    During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during Optionee's lifetime (1) in accordance with a Qualified Domestic Relations Order or (2) with respect to options granted to non-employee members of the Board or of the board of directors of any Parent or Subsidiary, to any third party provided that the Board consents to such assignment and, provided further, that the assignment of such option and subsequent issuance of Common Stock may be made in reliance on an exemption from the registration requirements of the Securities Act of 1933 (or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect) as determined by the Plan Administrator in its sole discretion. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and such additional terms and conditions deemed necessary or appropriate by the Plan Administrator, including, but not limited to, such written representations, if any, upon the exercise of an assigned option concerning the holder's intentions with regard to the retention or disposition of the shares of Common Stock being acquired pursuant to such exercise and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Such terms and conditions shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Plan Administrator may establish procedures pursuant to which such assignments shall be accomplished. In addition, Non-Statutory Options may also be assigned in accordance with such other terms and conditions as the Plan Administrator may deem appropriate at the time of the option grant.

          Notwithstanding anything in the Plan to the contrary, to the extent specifically approved by the Plan Administrator, an option may be transferred by an Optionee, without consideration, to his or her immediate family members or related family trusts, or similar entities affiliated with such Optionee, subject to the terms and conditions as the Plan Administrator may establish.

        4.     Appendix A, Section F. of the Plan is hereby amended and restated in its entirety to read as follows:

          F.     Common Stock shall mean the Corporation's common stock.

        5.     Appendix A, Section Z. of the Plan is hereby amended and restated in its entirety to read as follows:

          Z.    Stockholders Agreement shall mean the Second Amended & Restated Stockholders Agreement, dated as of August 30, 2005, as amended and supplemented from time to time, by and among the Company, the Class A Stockholders (consisting of Roger D. Linquist and C. Boyden Gray), the Standard Common Shareholders listed on Schedule 1 thereto, the Series C Preferred

  Stockholders listed on Schedule 2 thereto, the Series D Preferred Stockholders listed on Schedule 3 thereto, and the Investors listed on Schedule 4 thereto.

        NOW THEREFORE, be it further provided that, except as provided above, the Plan shall continue to be read in its current state and shall remain in full force and effect.

        IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized officer of the Corporation as of the date specified below and effective as set forth herein.

METROPCS COMMUNICATIONS, INC., a Delaware corporation
By:
Name:
Title:
Date:

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SECOND AMENDMENT TO THE SECOND AMENDED & RESTATED 1995 STOCK OPTION PLAN OF METROPCS, INC., AS AMENDED
W I T N E S S E T H